Calculation of Filing Fee Tables
S-1
GT Biopharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	9,723,057	$ 0.28	$ 2,722,455.96	0.0001381	$ 375.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,722,455.96		$ 375.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 350.15
			Net Fee Due:						$ 25.82
Offering Note
[1]	(1) Represents shares of Common Stock, par value $0.001 per share ("Common Stock"), of GT Biopharma, Inc. (the "Company"), which consists of (i) 4,527,654 shares of Common Stock issuable upon the conversion of 2,055.5554 shares of Series L 10% Convertible Preferred Stock, par value $0.001 per share (the "Series L Preferred Stock"), (ii) 4,527,654 shares of Common Stock issuable upon the exercise of vested warrants issuable upon exercise of the Greenshoe Rights (as defined in the Registration Statement), (iii) 267,749 shares of Common Stock issued to the holders of Series L Preferred Stock of record as of March 19, 2026 as a dividend, which represents 10% of the outstanding stated value of the Series L Preferred Stock, payable on April 1, 2026, and (iv) 400,000 shares of Common Stock issuable upon the exercise of pre-funded warrants, offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's Common Stock on April 28, 2026, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-287963	06/11/2025		$ 350.15
Fee Offset Sources		GT Biopharma, Inc.	S-1	333-287963		06/11/2025						$ 350.15
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	(3) The Company previously paid $20,523.20 with respect to 9,055,308 shares of Common Stock included herein based on a maximum aggregate offering price of $131,368,755.03 in connection with its filing of the Registration Statement on Form S-1 (File No. 333-287963) on June 11, 2025 in connection with the Private Placement (as defined in the Registration Statement). In accordance with Rule 457(b) under the Securities Act, the Company is using $350.15 of the previously paid fees to offset the filing fee payable in connection with this amendment to this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date